Exhibit 8.1

SUBSIDIARIES OF THE COMPANY

Wholly-owned subsidiaries, each of which is duly incorporated in the PRC:

•	Shenzhen Nepstar Pharmaceutical Electronic Technologies Ltd.

•	Shenzhen Nepstar Commerce Development Ltd.

•	Shenzhen Jinfu Logistics Service Co., Ltd.

•	Shenzhen Wisconsin Trading Development Co., Ltd.

•	Shenzhen Nepstar Pharmaceutical Co., Ltd.

Affiliated entity, duly incorporated in the PRC:

•	Yunnan Jianzhijia Chain Drugstore Ltd. (which since the first quarter of 2009 has not been our consolidated subsidiary and has been accounted for under the equity method)

Consolidated entities, each of which is duly incorporated in the PRC:

•	Weifang Nepstar Pharmaceutical Co., Ltd.

•	Shenzhen Nepstar Chain Co., Ltd.

•	Hubei Nepstar Pharmaceutical Co., Ltd.

•	Beijing Shuangjing Nepstar Chain Co., Ltd.

•	Beijing Hongda Nepstar Chain Co., Ltd.

•	Beijing Tongda Nepstar Chain Co., Ltd.

•	Beijing Xingda Nepstar Chain Co., Ltd.

•	Beijing Nepstar Chain Co., Ltd.

•	Beijing Xiang Yun Kang Pharmacy Co., Ltd.

•	Beijing Xiang Yun Kang Flower Dispensary Co., Ltd.

•	Beijing Xiang Yun Kang Guangqumen Pharmacy Co., Ltd.

•	Wenzhou Nepstar Chain Co., Ltd.

•	Zaozhuang Nepstar Chain Co., Ltd.

•	Dalian Nepstar Chain Co., Ltd.

•	Shenyang Nepstar Chain Co., Ltd.

•	Hunan Nepstar Health Chain Co., Ltd.

•	Guangzhou Nepstar Chain Co., Ltd.

•	Jiangsu Nepstar Chain Co., Ltd.

•	Shandong Nepstar Chain Co., Ltd.

•	Shanghai Nepstar Chain Co., Ltd.

•	Sichuan Nepstar Chain Co., Ltd.

•	Hangzhou Nepstar Chain Co., Ltd.

•	Ningbo Nepstar Chain Co., Ltd.

•	Tianjin Nepstar Chain Co., Ltd.

•	Qingdao Nepstar Chain Co., Ltd.

•	Fuzhou Nepstar Chain Co., Ltd.

•	Shenzhen Nepstar E-Commerce Co., Ltd.